Exhibit 99.1

Exicure, Inc. Announces 1-for-5 Reverse Stock Split

CHICAGO, IL. – August 26, 2024 - Exicure, Inc. (Nasdaq: XCUR, “the Company”), today announced that it will effect a 1-for-5 reverse stock split of its outstanding shares of common stock (the “Reverse Stock Split”). The Company expects that the Reverse Stock Split will become effective at 5:00 pm on Tuesday, August 27, 2024, and its common stock will begin trading on a split-adjusted basis at the open of trading on Wednesday, August 28, 2024 under the new CUSIP number 30205M 309. Exicure’s common stock will continue to trade on the NASDAQ Capital Market under the symbol “XCUR”. The Reverse Stock Split is an effort to regain compliance with Nasdaq’s listing rules.

The Reverse Stock Split was approved by the Company’s stockholders at its Special Meeting of Stockholders held on August 20, 2024, to be effected by the Company’s Board of Directors within approved parameters. The Company’s Board of Directors approved the Reverse Stock Split at a ratio of 1-for-5 on August 20, 2024.

As a result of the Reverse Stock Split, each 5 shares of the Company’s issued and outstanding common stock will be automatically combined and converted into 1 issued and outstanding share of common stock, resulting in the number of outstanding shares of Exicure’s common stock being reduced from approximately 8.65 million to approximately 1.73 million immediately following the effectiveness of the Reverse Stock Split. The Reverse Stock Split will affect all holders of shares of our common stock uniformly and each stockholder will hold the same percentage of our common stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The Reverse Stock Split will not affect the number of authorized shares of common stock or the par value of the common stock.

Stockholders holding their shares in book-entry form will not need to take any action in connection with the Reverse Stock Split. Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, stockholders who would have been entitled to a fractional share will receive such additional fraction of a share of common stock as is necessary to increase the fractional share to which they were entitled to a full share.

Additional information on the Reverse Stock Split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 30, 2024, which is available on the SEC’s website at www.sec.gov and on the Company’s website, www.exicuretx.com.

About Exicure, Inc.

Exicure, Inc. has historically been an early-stage biotechnology company focused on developing nucleic acid therapies targeting ribonucleic acid against validated targets. Following its recent restructuring and suspension of clinical and development activities, the Company is exploring strategic alternatives to maximize stockholder value, both with respect to its historical biotechnology assets and more broadly. For further information, see www.exicuretx.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. There can be no assurance regarding our ability to comply with the Panel’s decision and the applicable listing criteria by the deadline or thereafter. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual outcomes to differ materially from the outcomes expressed or implied by this report. Such risks include, among others, the possibility we will not be able to cure existing listing deficiencies, the possibility of additional deficiencies, the risk that the Company may not adequately comply with the terms of the Panel’s decision, and the risk that Nasdaq will ultimately delist the Company’s common stock. All such factors are difficult to predict and may be beyond the Company’s control. The Company undertakes no obligation and does not intend to update or revise any forward-looking statements contained herein, except as required by law or regulation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Media Contact:
Josh Miller
847-673-1700
media@exicuretx.com

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